Exhibit 99.1

Dendrite Reports Third Quarter Financial Results

Revenues of $103.0 million

GAAP E.P.S. loss of $0.14 reflects charges associated with Operational Effectiveness Program

Adjusted E.P.S of $0.09 per diluted share

Bedminster, N.J., November 2, 2006 - Dendrite International, Inc. (NASDAQ: DRTE) today reported its financial results for the quarter ended September 30, 2006.

Revenues for the quarter were $103.0 million, compared to revenues of $114.4 million in the prior year period.  Year over year revenue comparisons are negatively affected by approximately $14 million of revenue in the prior period from the Company’s largest customer primarily related to a significant one-time project.

On a GAAP basis, the Company reported a loss of $0.14 per diluted share in the third quarter 2006.  Adjusted earnings per diluted share were $0.09 in the third quarter 2006, excluding $0.21 per share in severance and asset impairment charges and $0.02 per share in compensation expense (related to stock options and shares issued under the Company’s employee stock purchase plan).  The Company reported that adjusted results also include approximately $0.02 per share of additional expense related to the implementation of its previously announced Operational Effectiveness program and strategic initiatives.  GAAP earnings were $0.24 per diluted share for the third quarter 2005.

“Dendrite’s repositioning is well underway, and our Operational Effectiveness program remains on track to generate our targeted savings of $40 million against our 2006 budget, which we expect will substantially enhance our bottom line going forward.  With our exciting product development pipeline, streamlined cost structure and strengthened management team, we believe we are well positioned to both identify and capitalize on revenue growth opportunities in the months ahead,” stated Chief Operating Officer Joe Ripp.

1405/1425 ROUTE 206 SOUTH • BEDMINSTER, NJ • 07921

P: 908.443.2000 • F: 908.443.2100

Segment Results

Sales solutions

Sales solutions revenue of $66.8 million was down 19% compared to $82.6 million in the third quarter of 2005, due largely to the previously noted non-recurring project in the third quarter 2005.  Operating income in this segment decreased to $7.6 million for the quarter compared to $23.0 million in the prior year period.  Third quarter 2006 Sales solutions operating income included approximately $5.8 million of restructuring charges related to severance for the Company’s Operational Effectiveness initiatives.

Marketing solutions

Marketing solutions revenue of $28.8 million in the third quarter 2006 increased 14% versus $25.3 million in the third quarter 2005.  All regions experienced growth versus the prior year.  Marketing solutions reported an operating loss of approximately $2.9 million in the third quarter 2006 compared to an operating loss of approximately $1.4 million in the third quarter of 2005.  This change was due to additional selling and marketing efforts in support of future growth in this segment, as well as third quarter 2006 restructuring costs of $1.9 million.

Emerging solutions

Emerging solutions revenue of $7.4 million increased 15% from revenue of $6.4 million in the prior year period.  The Emerging solutions segment reported operating income in the third quarter of 2006 of approximately $0.1 million; this was essentially flat compared to the same period of the prior year.  Third quarter 2006 restructuring charges were $0.1 million for this segment.

Corporate segment

Dendrite reported Corporate expenses of $13.1 million in the third quarter of 2006 compared to $4.2 million in the third quarter of 2005, primarily reflecting the substantial costs the Company is incurring as it implements its Operational Effectiveness initiative.  Costs associated with stock options and restricted stock units contributed nearly $2.0 million of additional expense in the third quarter 2006.  The third quarter 2006 Corporate segment expense also included approximately $4.9 million of restructuring charges primarily related to an asset impairment charge related to a facility that Dendrite expects to sell as part of the Company’s Operational Effectiveness initiative.  A further $2 million increase in Corporate segment expense is attributable primarily to consulting and other miscellaneous costs relating principally to the Company’s Operational Effectiveness program and other strategic initiatives.

2

Summary of Key Balance Sheet Items

•                  The Company generated $13.3 million of cash from operations in the third quarter 2006.

•                  Days sales outstanding (DSO) was 59 days, remaining below the Company’s target of 60-63 days

•                  The Company ended the third quarter 2006 with $84.1 million in cash and cash equivalents.

•                  Total capital expenditures were $2.9 million in the third quarter 2006.

Business Highlights

Solid business performance was seen elsewhere in all three segments.

Sales Solutions segment:

•                  Signed a global agreement with Procter and Gamble in Q406 to:

o                 Upgrade its core sales force automation solution to Dendrite’s Mobile Intelligence

o                 Extend its existing support services and prescriber data management solutions

o                 Add regional tool to enable greater territory and compliance management

•                  Secured contract expansions with Daiichi Sankyo and UCB, together adding more than 450 new sales force effectiveness users

•                  Launched the new Dendrite MICRO™ mobile phone based sales force effectiveness solution and signed the first new customer

•                  In Europe, the Company entered into a significant three-year sales rep support services agreement with a prominent pharmaceutical company to implement and manage support services for over 1000 sales representatives in France

•                  Added more than 1000 new sales force effectiveness users in Europe, including two new customers on its human centered design based Mobile Intelligence™ platform

•                  In Latin America, the Company implemented and rolled out its sales force effectiveness solution for approximately 350 users of Valeant, Mexico

•                  In Australia, the Company signed an agreement with BMS to upgrade to the latest version of Dendrite’s sales force automation solution, including a service renewal for three years.

•                  In Asia, the Company signed an agreement for its jforceNET™ sales force effectiveness solution with its first domestic Korean pharmaceutical customer, LG Life Sciences

Marketing Solutions segment:

•                  In the US, the Company closed forty new agreements with several customers, including seven with a leading pharmaceutical company for persistence campaigns and campaign management programs with a total contract value of over $ 4.5M.

•                  Acquired OPUS Health™, a leading provider of direct-to-patient persistence technologies. The acquisition enables Dendrite to add its breadth of marketing services around OPUS Health technology to deliver complete patient persistence programs and analysis.

•                  In Europe, increased penetration of our DocScan®, Physician ConnectSM and Market Research solutions, growing 32% versus the third quarter 2005.  In Japan, the Company delivered its first two Physician Connect and DocScan projects for the region, following the recent launch of those offerings in the second quarter 2006.

3

Emerging Solutions Segment:

•                  The Company’s Buzzeo Compliance group achieved a profitable quarter with a revenue increase of 18% year-to-date. Since its acquisition, the Company has rapidly expanded its customer base to include not only pharmaceutical companies, but also pharmaceutical distributors and pharmacy chains.

Other Matters

The Company revised its 2006 revenue outlook to approximately $419 to $424 million, down from $427 to $437 million, primarily as a result of slower than planned US Marketing Solutions sales in the second half of the year.

From time to time the Company has received expressions of interest in strategic opportunities.  As a consequence, the Board of Directors has appointed JPMorgan to advise the Board on their full range of options.  The Company stated that there could be no assurances of any action as a result of their review and that it does not intend to discuss or provide interim updates.

To participate in Dendrite’s earnings call to be telecast on November 2, 2006 at 5 p.m. EST, or to obtain replay information, please visit the Investors’ Highlights Section of our website at www.dendrite.com.

About Dendrite

Founded in 1986, Dendrite International (NASDAQ: DRTE) enables sales, marketing, clinical and compliance solutions for the global pharmaceutical industry.  The Company’s clients are located in more than 50 countries and include the world’s top 20 pharmaceutical companies. For more information, please visit www.dendrite.com.

Investor Relations
Christine Croft
908-443-4265
christine.croft@dendrite.com

Note: Dendrite is a registered trademark of Dendrite International, Inc.

FORWARD LOOKING INFORMATION:  This document contains forward-looking statements that may be identified by such forward-looking terminology as “expect,” “believe,” “anticipate,” “will,” “intend,” “plan,” “target,” “outlook,” “guidance,” and similar statements or variations. Such   forward-looking statements are based on our current expectations, estimates, assumptions and projections and involve

4

significant risks and uncertainties, including risks which may result from our dependence on the pharmaceutical industry; our fixed expenses in relation to fluctuating revenues and variations in customers’ budget cycles; dependence on certain major customers, including the risk associated with our largest customer’s plans to transition a significant portion of its U.S. sales force effectiveness services needs; fluctuations in quarterly revenues due to lengthy sales and implementation cycles; our ability to successfully implement our Operational Effectiveness program and to achieve the cost savings in the amounts and time periods expected or budgeted; changes in demand for our products and services attributable to any weakness  experienced in the  economy or mergers, acquisitions and consolidations in the pharmaceutical industry; risks associated with foreign currency fluctuations as they affect our non-U.S. operations; risks associated with our expanded international operations and our ability to adopt and respond successfully to the unique risks involved in our non-U.S. operations; any difference between estimated and actual stock option expense; and risks associated with reviewing strategic options and with any transaction occurring or being consummated at any subsequent time.  Other important factors that should be reviewed and carefully considered are included in the Company’s 10-K under “Factors That May Affect Future Results” and its 10-Qs and other reports filed with the SEC. Actual results may differ materially. The Company assumes no obligation for updating any such forward-looking statements to reflect actual results, changes in expectations or assumptions or other changes affecting such forward-looking statements, even if such results or changes make it clear that any such projected results will not be achieved. Any outlook and other forward-looking information is as of the date of this release only.  At any such time in the future as the Company may provide revenue, earnings and other outlook information, prior related outlook should no longer be considered current. Our outlook and other forward-looking information do not take into account or reflect any possible future acquisitions, dispositions or similar transactions which may occur.

5

TABLE 1

DENDRITE INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended September 30,
	2006	%	2005		%	Change

Revenues:

Services & Technology:
Sales solutions	$66,762	64.8%	$82,642		72.3%	(19)%
Marketing solutions	28,835	28.0%	25,310		22.1%	14%
Emerging solutions	7,376	7.2%	6,408		5.6%	15%
Total revenues	102,973	100.0%	114,360		100.0%	(10)%

Operating Costs & Expenses:
Operating costs (including shipping)	56,172	54.6%	61,252		53.6%	(8)%
Selling, general and administrative	39,816 (1)	38.7%	33,395	(2)	29.2%	19%
Research and development	1,607	1.6%	1,343		1.2%	20%
Restructuring and other charges	12,660 (3)	12.3%	—		0.0%	NM
Amortization of acquired intangible assets	1,074	1.0%	960		0.8%	12%
Total operating costs & expenses	111,329	108.1%	96,950		84.8%	15%

Operating (loss) income	(8,356)	(8.1)%	17,410		15.2%	NM

Interest income, net	(644)	(0.6)%	(150)		(0.1)%	NM
Other expense, net	31	0.0%	35		0.0%	NM

(Loss) income before income tax (benefit) expense	(7,743)	(7.5)%	17,525		15.3%	144%

Income tax (benefit) expense	(1,698)	(1.6)%	6,747		5.9%	125%

Net (loss) income	$(6,045)	(5.9)%	$10,778		9.4%	156%

Net (loss) income per share:
Basic	$(0.14)		$0.25			NM
Diluted	$(0.14)		$0.24			NM

Shares used in computing net (loss) income per share:
Basic	43,713		42,944
Diluted	43,713		44,331

(1)                               Includes $937 out of $975 total stock-based compensation expense from the adoption of SFAS 123(R) and $887 out of $905 total restricted stock expense, respectively.

(2)                               Includes $69 of restricted stock expense.

(3)                               $8,206 of severance expense and $4,454 of an asset impairment charge.

NM - Not meaningful.

TABLE 2

DENDRITE INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Nine Months Ended September 30,
	2006	%	2005		%	Change

Revenues:

Services & Technology:
Sales solutions	$202,316	64.7%	$230,641		70.1%	(12)%
Marketing solutions	90,414	28.9%	79,091		24.0%	14%
Emerging solutions	19,753	6.3%	19,141		5.8%	3%
Total revenues	312,483	100.0%	328,873		100.0%	(5)%

Operating Costs & Expenses:
Operating costs (including shipping)	175,321	56.1%	173,732		52.8%	1%
Selling, general and administrative	121,707 (1)	38.9%	103,258	(2)	31.4%	18%
Research and development	4,835	1.5%	4,615		1.4%	5%
Restructuring and other charges	15,238 (3)	4.9%	9,372	(4)	2.8%	63%
Amortization of acquired intangible assets	3,131	1.0%	3,340		1.0%	(6)%
Total operating costs & expenses	320,232	102.5%	294,317		89.5%	9%

Operating (loss) income	(7,749)	(2.5)%	34,556		10.5%	(122)%

Interest income, net	(1,602)	(0.5)%	(315)		(0.1)%	NM
Other expense, net	77	0.0%	32		0.0%	NM

(Loss) income before income tax expense	(6,224)	(2.0)%	34,839		10.6%	118%

(Loss) income before income tax (benefit) expense	(174)	(0.1)%	13,413		4.1%	101%

Net (loss) income	$(6,050)	(1.9)%	$21,426		6.5%	128%

Net (loss) income per share:
Basic	$(0.14)		$0.50			NM
Diluted	$(0.14)		$0.49			NM

Shares used in computing net (loss) income per share:
Basic	43,638		42,670
Diluted	43,638		43,903

(1)                               Includes $3,392 out of $3,591 total stock-based compensation expense from the adoption of SFAS 123(R) and $2,213 out of $2,244 total restricted stock expense, respectively.

(2)                               Includes $103 of restricted stock expense.

(3)                               $10,248 of severance expense, $4,454 of an asset impairment charge and $536 of other expense.

(4)                               $7,649 of facility related charges and $1,723 of severance expense.

NM-Not Meaningful

TABLE 3

DENDRITE INTERNATIONAL, INC.

SUPPLEMENTAL FINANCIAL INFORMATION (SEE NOTES)

(IN THOUSANDS, EXCEPT PER SHARE DATA)

(UNAUDITED)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2006	2005	% Change	2006	2005	% Change

Total revenue - GAAP	$102,973	$114,360	(10)%	$312,483	$328,873	(5)%

Impact of foreign exchange rates (1)	748	—		3,459	—

Total revenue - Adjusted	$103,721	$114,360	(9)%	$315,942	$328,873	(4)%

	Three Months Ended September 30,			Nine Months Ended September 30,
	2006		2005	2006		2005
Operating (loss) income - GAAP	$(8,356)		$17,410	$(7,749)		$34,556

Stock option expense (2)	1,023		—	3,750		—
Surplus facility charges (3)	—		—	—		7,649
Severance charges	8,206	(5)	—	10,248	(5)	1,723	(4)
Asset impairment	4,454	(7)	—	4,454	(7)	—
Other restructuring charges	—		—	536	(6)	—

Operating income - Adjusted	$5,327		$17,410	$11,239		$43,928

	Three Months Ended September 30,			Nine Months Ended September 30,
	2006		2005	2006		2005
Net income per share:
Diluted - GAAP	$(0.14)		$0.24	$(0.14)		$0.49

Stock option expense (2)	0.02	(8)	—	0.06	(8)	—
Surplus facility charges (3)	—		—	—		0.10	(9)
Severance charges	0.15	(10)	—	0.17	(10)	0.03	(11)
Asset impairment	0.06	(12)	—	0.06	(12)	—
Other restructuring charges	—		—	0.01	(13)	—

Diluted - Adjusted	$0.09		$0.24	$0.17		$0.62

Note: 2006 EPS does not foot down due to the mathematical rounding of the individual calculations.

(1)                                 The impact of exchange rates are calculated by taking 2006 local currency revenue and applying the 2005 exchange rates for comparison purposes.

(2)                                 Prior to January 1, 2006, the Company accounted for stock-based compensation under Accounting Principles Board, Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”).  In accordance with APB 25, the Company historically used the intrinsic value method to account for stock-based compensation expense.  Under APB 25, stock options and shares issued under the Company’s employee stock purchase plan were not an expense for accounting purposes and, as a result, no compensation expense is included in the 2005 reporting period related to these items.  As of January 1, 2006, the Company accounts for stock-based compensation expense, including expense related to stock options and shares issued under the employee stock purchase program, under the fair value method of Statement of Financial Accounting No. 123(R), “Shared-Based Payment” (“FAS 123(R)”).  As the Company adopted the modified prospective method, results for prior periods have not been restated under the fair value method for GAAP purposes.

(3)                                 The surplus facility charges relates to vacating a New Jersey facility and for additional facilities vacated in previous periods due to changes in market conditions, as well as the write-off of leasehold improvements associated with the exited facility.

(4)                                 The 2005 severance charges relates to the elimination of certain senior and mid-level management positions.

(5)                                 The 2006 severance charges relates to the elimination of certain positions relating to our Operational Effectiveness initiative (“OE”).

(6)                                 The 2006 other restructuring charges primarily relates to the refocusing of our Japanese business.

(7)                                 The 2006 asset impairment charge relates to a facility held for sale that was reduced to its estimated fair market value less costs to sell.

(8)                                 The tax effect using the marginal tax rate is $352 and $1,248 for the three and nine months ended September 30, 2006, respectively.

(9)                                 The tax effect using the marginal tax rate is $3,075 for the nine months ended September 30, 2005.

(10)                          The tax effect using the marginal tax rate is $1,658 and $2,352 for the three and nine months ended September 30, 2006, respectively.

(11)                          The tax effect using the marginal tax rate is $487 for the nine months ended September 30, 2005.

(12)                          The tax effect using the marginal tax rate is $1,782 for the three and nine months ended September 30, 2006.

(13)                          The tax effect using the marginal tax rate is $226 for the nine months ended September 30, 2006.

TABLE 4

DENDRITE INTERNATIONAL, INC.

SEGMENT REVENUE, OPERATING INCOME (LOSS) AND RESTRUCTURING AND OTHER CHARGES

(IN THOUSANDS)

(UNAUDITED)

	For the Three Months Ended September 30, 2006
	Sales Solutions	Marketing Solutions	Emerging Solutions	Corporate	Total
Revenue	$66,762	$28,835	$7,376	$—	$102,973
Operating income (loss)	$7,570	$(2,919)	$137	$(13,144)	$(8,356)
Restructuring charges	$5,758	$1,930	$63	$4,909	$12,660

	For the Three Months Ended September 30, 2005
	Sales Solutions	Marketing Solutions	Emerging Solutions	Corporate	Total
Revenue	$82,642	$25,310	$6,408	$—	$114,360
Operating income (loss)	$23,019	$(1,440)	$69	$(4,238)	$17,410
Restructuring charges	$—	$—	$—	$—	$—

	For the Nine Months Ended September 30, 2006
	Sales Solutions	Marketing Solutions	Emerging Solutions	Corporate	Total
Revenue	$202,316	$90,414	$19,753	$—	$312,483
Operating income (loss)	$33,751	$(8,253)	$(379)	$(32,868)	$(7,749)
Restructuring charges	$6,517	$2,884	$67	$5,770	$15,238

	For the Nine Months Ended September 30, 2005
	Sales solutions	Marketing solutions	Emerging solutions	Corporate	Total
Revenue	$230,641	$79,091	$19,141	$—	$328,873
Operating income (loss)	$56,433	$(3,566)	$970	$(19,281)	$34,556
Restructuring charges	$—	$—	$—	$9,372	$9,372

TABLE 5

DENDRITE INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT SHARE DATA)

(UNAUDITED)

	September 30,	December 31,
	2006	2005
Assets

Current Assets:
Cash and cash equivalents	$84,147	$66,145
Accounts receivable, net	67,106	80,167
Prepaid expenses and other current assets	7,945	8,544
Asset held for sale	8,545	—
Deferred income taxes	13,035	8,848
Total current assets	180,778	163,704

Property and equipment, net	38,578	52,592
Other assets	9,355	8,856
Goodwill	92,332	90,440
Intangible assets, net	27,038	25,083
Capitalized software development costs, net	10,380	10,341
Deferred income taxes	12,011	11,991
	$370,472	$363,007
Liabilities and Stockholders’ Equity

Current Liabilities:
Accounts payable	$8,138	$7,677
Income taxes payable	8,272	9,518
Capital lease obligations	1,408	1,383
Accrued compensation and benefits	18,887	17,950
Accrued professional and consulting fees	6,164	5,690
Accrued restructuring and other charges	8,138	1,490
Other accrued expenses	20,376	17,468
Purchase accounting restructuring accrual	960	1,601
Deferred revenues	15,430	18,680
Total current liabilities	87,773	81,457

Capital lease obligations	389	1,648
Purchase accounting restructuring accrual	2,269	3,009
Accrued restructuring and other charges	3,387	4,143
Deferred rent	5,425	5,740
Other non-current liabilities	5,617	5,595

Stockholders’ Equity:
Preferred stock, no par value, 15,000,000 shares authorized, none issued	—	—
Common stock, no par value, 150,000,000 shares authorized, 46,583,869 and 46,353,252 shares issued; 43,722,566 and 43,491,949 shares outstanding at September 30, 2006 and December 31, 2005, respectively	153,728	149,947
Retained earnings	142,899	148,948
Deferred compensation	—	(4,419)
Accumulated other comprehensive income (loss)	722	(1,324)
Less treasury stock, at cost	(31,737)	(31,737)

Total stockholders’ equity	265,612	261,415
	$370,472	$363,007

TABLE 6

DENDRITE INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(UNAUDITED)

	Nine Months Ended September 30,
	2006	2005
Operating activities:
Net (loss) income	$(6,050)	$21,426
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	19,090	18,026
Asset impairment	4,454	1,030
Stock-based compensation	5,941	103
Deferred income taxes	(3,869)	(2,277)
Excess tax benefits from stock-based awards	(229)	—
Changes in assets and liabilities, net of effects from acquisitions:
Decrease (increase) in accounts receivable	14,725	(1,825)
Decrease in prepaid expenses and other current assets	860	56
Increase in other assets	(368)	(1,277)
Increase in accounts payable and accrued expenses	567	1,599
Increase in accrued restructuring and other charges	5,829	6,618
Decrease in purchase accounting restructuring accrual	(1,118)	(2,180)
Decrease in income taxes payable	(1,004)	(1,621)
(Decrease) increase in deferred revenue	(3,579)	221
Decrease in other non-current liabilities	(2)	(70)

Net cash provided by operating activities	35,247	39,829

Investing activities:
Acquisitions, net of cash acquired	(5,706)	(21,439)
Purchases of property and equipment	(9,863)	(22,633)
Additions to capitalized software development costs	(3,668)	(3,845)

Net cash used in investing activities	(19,237)	(47,917)

Financing activities:
Payments on capital lease obligations	(1,234)	(1,241)
Excess tax benefits from stock-based awards	229	—
Issuance of common stock	2,030	10,938

Net cash provided by financing activities	1,025	9,697

Effect of foreign exchange rate changes on cash	967	(1,011)

Net increase in cash and cash equivalents	18,002	598
Cash and cash equivalents, beginning of year	66,145	64,020

Cash and cash equivalents, end of period	$84,147	$64,618